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                                                                  Exhibit (4)(c)

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


         Agreement and Plan of Reorganization ("Agreement") dated as of November 24, 1997, as amended as of December 30, 1997, by and between Financial Horizons Investment Trust, a Massachusetts business trust ("FHIT"), and Nationwide Investing Foundation III, an Ohio business trust ("NIF III").

         WHEREAS, FHIT is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment company of the management type and has issued and outstanding shares of beneficial interest, par value $1.00 per share, of the following four series: Growth Fund ("FHIT Growth Fund"), Municipal Bond Fund ("FHIT Municipal Bond Fund"), Government Bond Fund ("FHIT Government Bond Fund") and Cash Reserve Fund ("FHIT Cash Reserve Fund", and, together with each of the FHIT's other three series described in this paragraph, the "Acquired Series"); and

         WHEREAS, NIF III is registered under the 1940 Act as an open-end investment company of the management type, and has authorized the issuance of Class D shares of beneficial interest, without par value, of the following series (Nationwide Money Market Fund will only issue shares of beneficial interest, without par value, without any class designation): Nationwide Mid Cap Growth Fund ("NIF III Mid Cap Fund"), Nationwide Tax-Free Income Fund ("NIF III Tax-Free Income Fund"), Nationwide Long-Term U.S. Government Bond Fund ("NIF III Long-Term U.S. Government Bond Fund"), and Nationwide Money Market Fund ("NIF III Money Market Fund", and, together with each of NIF III's other three series described in this paragraph, the "Acquiring Series"); and

         WHEREAS, Each Acquiring Series currently is a shell series, without assets or liabilities, created for the purpose of acquiring the assets and liabilities of the corresponding Acquired Shares; and

         WHEREAS, Each of the Acquired Series plans to transfer all assets belonging to such series, and to assign all of the liabilities belonging to such series, to the corresponding Acquiring Series, in exchange for Class D shares (or, in the case of NIF III Money Market Fund, shares of beneficial interest, without par value, without any class designation) of the corresponding Acquiring Series ("Acquiring Series Shares"), which are voting securities, followed by the distribution of the Acquiring Series Shares by each Acquired Series to the shareholders

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of the Acquired Series in connection with the dissolution of FHIT and the
Acquired Series, all upon the terms and provisions of this Agreement (individually and together, the "Reorganization"); and

         WHEREAS, The Acquired Series and the Acquiring Series correspond to one another as follows: FHIT Growth Fund corresponds to NIF III Mid Cap Fund, FHIT Municipal Bond Fund corresponds to NIF III Tax-Free Income Fund, FHIT Government Bond Fund corresponds to NIF III Long-Term U.S. Government Bond Fund, and FHIT Cash Reserve Fund corresponds to NIF III Money Market Fund; and

         WHEREAS, Each of the Acquired Series is, and each of the Acquiring Series intends to be, a regulated investment company as described in Section 851 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the Code for each Acquired Series and its corresponding Acquiring Series; and

         WHEREAS, The Board of Trustees of FHIT has determined that the Reorganization is in the best interests of FHIT, and that the interests of its shareholders will not be diluted as a result thereof; and

         WHEREAS, The Board of Trustees of NIF III has determined that the Reorganization is in the best interests of NIF III and that the interests of its shareholders will not be diluted as a result thereof;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto covenant and agree as follows:

1.       PLAN OF REORGANIZATION

                  (a) SALE OF ASSETS, ASSUMPTION OF LIABILITIES. Subject to the prior approval of shareholders of FHIT and to the other terms and conditions contained herein (including the condition that each Acquired Series shall distribute to its shareholders all of its investment company taxable income and net capital gain as described in Section 9(h) herein), FHIT and the Acquired Series agree to assign, convey, transfer and deliver to NIF III and the Acquiring Series, and NIF III and the Acquiring Series agree to acquire from FHIT and the Acquired Series on the Exchange Date (as defined below), all of the Investments (as defined below), cash and other assets of FHIT in exchange for that number of full and fractional Acquiring Series Shares of the corresponding Acquiring Series having an

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         aggregate net asset value equal to the value of all assets of FHIT transferred to the Acquiring Series, as provided in Section 4, less the liabilities of FHIT assumed by the Acquiring Series.

                  (b) ASSETS ACQUIRED. The assets to be acquired by the Acquiring Series from FHIT shall consist of all of FHIT's property, including, without limitation, all Investments (as defined below), cash and dividends or interest receivables which are owned by FHIT and any deferred or prepaid expenses shown as an asset on the books of FHIT as of the Valuation Time described in Section 4.

                  (c) LIABILITIES ASSUMED. Prior to the Exchange Date, FHIT will endeavor to discharge or cause to be discharged, or make provision for the payment of, all of its known liabilities and obligations. The Acquiring Series shall assume all liabilities, expenses, costs, charges and reserves of FHIT, contingent or otherwise, including liabilities reflected in the unaudited statements of assets and liabilities of FHIT as of the Valuation Time, prepared by or on behalf of FHIT as of the Valuation Time in accordance with generally accepted accounting principles consistently applied from and after October 31, 1996, and including all liabilities of FHIT under its registration statement on Form N-1A filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("1933 Act").

                  (d) LIQUIDATION AND DISSOLUTION. Upon consummation of the transactions described in Section 1(a), 1(b) and 1(c) above, each Acquired Series shall distribute to its shareholders of record as of the Exchange Date the Acquiring Series Shares received by it, each Acquired Series shareholder of record being entitled to receive that number of Acquiring Series Shares equal to the proportion which the number of shares of beneficial interest, par value $1.00 per share, of the Acquired Series held by such shareholder bears to the total number of such shares of the Acquired Series outstanding on such date, and shall take such further action as may be required, necessary or appropriate under FHIT's Amended Declaration of Trust, Massachusetts law and the Code to effect the complete liquidation and dissolution of FHIT. FHIT will fulfill all reporting requirements under the 1940 Act, both before and after the Reorganization.

2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF FHIT. FHIT represents and warrants to and agrees with NIF III and the Acquiring Series that:


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                  (a) FHIT is a business trust validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry out its obligations under this Agreement.

                  (b) FHIT is registered under the 1940 Act as an open-end investment company of the management type, and such registration has not been revoked or rescinded and is in full force and effect. FHIT has elected to qualify and has qualified each of the Acquired Series as a regulated investment company under Part I of Subchapter M of the Code as of and since its first taxable year, and each such Acquired Series qualified and intends to continue to qualify as a regulated investment company for its taxable year ending upon its liquidation. Each Acquired Series has been a regulated investment company under such sections of the Code (and predecessors of the Code) at all times since its inception.

                  (c) The statements of assets and liabilities, including the statements of investments as of October 31, 1996, and the related statements of operations for the year then ended, and statements of changes in net assets for each of the two years in the period then ended, for FHIT, such statements having been audited by KPMG Peat Marwick LLP, independent auditors of FHIT, have been furnished to NIF
         III. Such statements of assets and liabilities fairly present the financial position of FHIT as of such date and such statements of operations and changes in net assets fairly reflect the results of operations and changes in net assets for the periods covered thereby in conformity with generally accepted accounting principles, and there are no known material liabilities of FHIT as of such dates which are not disclosed therein.

                  (d) The Prospectus of FHIT dated February 28, 1997 and its related Statement of Additional Information dated February 28, 1997 (together, the "FHIT Prospectus"), in the form filed under the 1933 Act with the Commission and previously furnished to NIF III, did not as of their date and do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) Except as may have been previously disclosed to NIF III, there are no material legal, administrative or other proceedings pending or, to the knowledge of FHIT, threatened against FHIT.

                  (f) There are no material contracts outstanding to which FHIT is a party, other than as disclosed in the FHIT

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         Prospectus, and there are no such contracts or commitments (other than this Agreement) which will be terminated with liability to FHIT on or prior to the Exchange Date.

                  (g) FHIT has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statements of assets and liabilities at October 31, 1996 and those incurred in the ordinary course of FHIT's business as an investment company since that date.

                  (h) As used in this Agreement, the term "Investments" shall mean FHIT's investments shown on the statements of assets and liabilities at October 31, 1996 referred to in Section 2(g) hereof, as supplemented with such changes as FHIT shall make after October 31, 1996 in the ordinary course of its business.

                  (i) FHIT has filed or will file all federal and state tax returns which, to the knowledge of FHIT's officers, are required to be filed by FHIT and has paid or will pay all federal and state taxes shown to be due on said returns or on any assessments received by FHIT. All tax liabilities of FHIT have been adequately provided for on its books, and no tax deficiency or liability of FHIT has been asserted, and no question with respect thereto has been raised, by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

                  (j) As of both the Valuation Time and the Exchange Date and except for shareholder approval and otherwise as described in Section 2(1), FHIT will have full right, power and authority to assign, transfer and deliver the Investments and any other of its assets and liabilities to be transferred to NIF III and the Acquiring Series pursuant to this Agreement. On the Exchange Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, NIF III and the Acquiring Series will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of FHIT and, except as described in Section 2(k), without any restrictions upon the transfer thereof.

                  (k) No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of FHIT or NIF III, except as previously disclosed to NIF III by FHIT prior to the date hereof.


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                  (l) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by FHIT of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico) or state laws applicable to business trusts.

                  (m) The registration statement (the "N-14 Registration Statement") to be filed with the Commission by NIF III on Form N-14 relating to the Acquiring Series Shares issuable hereunder, and the proxy statement of FHIT included therein (the "Proxy Statement"), on the effective date of the N-14 Registration Statement and insofar as they relate to FHIT and the Acquired Series, (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in Section 7 below and on the Exchange Date, the prospectus contained in the N-14 Registration Statement of which the Proxy Statement is a part, as amended or supplemented by any amendments or supplements filed with the Commission by NIF III, (together, the "N-14 Prospectus") insofar as it relates to FHIT and the Acquired Series, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this Section 2(m) shall apply only to statements of fact relating to FHIT and the Acquired Series contained in the N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement, or omissions to state in any thereof a material fact relating to FHIT or any Acquired Series, as such Registration Statement, N-14 Prospectus and Proxy Statement shall be furnished to FHIT in definitive form as soon as practicable following effectiveness of the N-14 Registration Statement and before any public distribution of the N-14 Prospectus or Proxy Statement.

3. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF NIF III. NIF III represents and warrants to and agrees with FHIT that:

                  (a) NIF III is a business trust validly existing under the laws of the State of Ohio and has power to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.

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                  (b) NIF III is registered under the 1940 Act as an open-end investment company of the management type. The Acquiring Series expect to qualify as regulated investment companies under Part I of Subchapter M of the Code.

                  (c) The Acquiring Series will have no assets or liabilities as of the Valuation Time.

                  (d) The final prospectus of each Acquiring Series, expected to be dated as of a date in December, 1997 or January, 1998, and the related Statement of Additional Information for the Acquiring Series to be dated as of such date (together, the "Acquiring Series Prospectus"), in the forms to be filed by NIF III with the Commission, will be furnished to FHIT promptly upon the completion thereof and will not as of their date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (e) There are no material legal, administrative or other proceedings pending or, to the knowledge of NIF III or its Acquiring Series threatened against NIF III or the Acquiring Series, which assert liability on the part of NIF III or the Acquiring Series.

                  (f) There are no material contracts outstanding to which NIF III or the Acquiring Series is a party, other than this Agreement and material contracts disclosed in the N-14 Registration Statement.

                  (g) NIF III and the Acquiring Series will file all federal and state tax returns which, to the knowledge of NIF III's officers, are required to be filed by NIF III and the Acquiring Series and will pay all federal and state taxes shown to be due on such returns or on any assessments received by NIF III of the Acquiring Series.

                  (h) No consent, approval, authorization or order of any governmental authority is required for the consummation by NIF III or the Acquiring Series of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, 1934 Act, 1940 Act, state securities or blue sky laws or state laws applicable to business trusts.

                  (i) As of both the Valuation Time and the Exchange Date and otherwise as described in Section 3(h), NIF III and the Acquiring Series will have full right, power and authority to acquire the Investments and any other assets and assume the

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         liabilities of FHIT to be transferred to the Acquiring Series pursuant to this Agreement.

                  (j) The N-14 Registration Statement, the N-14 Prospectus and the Proxy Statement, on the effective date of the N-14 Registration Statement and insofar as they relate to NIF III and the Acquiring
         Series: (i) will comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and at the time of the shareholders' meeting referred to in
         Section 7 and on the Exchange Date, the N-14 Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement made in reliance upon and in conformity with information furnished by FHIT or any Acquired Series for use in the N-14 Registration Statement, the N-14 Prospectus or the Proxy Statement.

                  (k) NIF III has no plan or intention to issue additional NIF III shares of the Acquiring Series following the Reorganization except for shares issued in the ordinary course of NIF III's business as an open-end investment company, nor does NIF III have any plan or intention to redeem or otherwise reacquire any shares of the Acquiring Series issued to FHIT shareholders pursuant to the Reorganization, other than through redemptions arising in the ordinary course of that business. NIF III will actively continue FHIT's business in the same manner that FHIT conducted it immediately before the Reorganization and has no plan or intention to sell or otherwise dispose of any of the assets to be acquired by NIF III in the Reorganization, except for dispositions made in the course of its business and dispositions necessary to maintain the status of each Acquiring Series as a regulated investment company under Subchapter M of the Code.

                  (l) The Acquiring Series Shares to be issued by NIF III have been duly authorized and when issued and delivered by NIF III to FHIT pursuant to this Agreement will be legally and validly issued by NIF III and will be fully paid and nonassessable and no shareholder of NIF III will have any preemptive right of subscription or purchase in respect thereof.


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                  (m) The issuance of Acquiring Series Shares pursuant to this
         Agreement will be in compliance with all applicable federal and state securities laws.

                  (n) Each Acquiring Series, upon filing of its first income tax return at the completion of its first taxable year, will elect to be a regulated investment company and until such time will take all steps necessary to ensure its qualification as a regulated investment company.

4. EXCHANGE DATE; VALUATION TIME. On the Exchange Date, NIF III will deliver to FHIT a number of corresponding Acquiring Series Shares having an aggregate net asset value equal to the value of the assets of FHIT acquired by the respective Acquiring Series, less the value of the liabilities of FHIT assumed, determined as hereafter provided in this
         Section 4.

                  (a) The net assets of FHIT and each Acquired Series will be computed as of the Valuation Time, using the valuation procedures set forth in the FHIT Prospectus.

                  (b) The net asset value of each of the Acquiring Series Shares will be determined to the nearest full cent as of the Valuation Time, and shall be set at the net asset value per share of the corresponding Acquired Series as of the Valuation Time, provided that the net asset value per share of the NIF III Tax-Free Income Fund shares utilized to acquire the assets and liabilities of FHIT Municipal Bond Fund shall be set at the net asset value per share of the NIF III Tax-Free Income Fund shares utilized to acquire the assets and liabilities of Nationwide Tax-Free Income Fund, a series of Nationwide Investing Foundation II, and provided further that in the event NIF III Tax-Free Income Fund does not acquire the assets and liabilities of Nationwide Tax-Free Income Fund, a series of Nationwide Investing Foundation II, the net asset value per share of the NIF III Tax-Free Income Fund shares utilized to acquire the assets and liabilities of FHIT Municipal Bond Fund shall be set at the net asset value per share of FHIT Municipal Bond Fund as of the Valuation Time.

                  (c) The Valuation Time shall be 4:00 P.M., Eastern Standard Time, on February 28, 1998, or such earlier or later day as may be mutually agreed upon in writing by the parties hereto (the "Valuation Time").

                  (d) The Acquiring Series shall issue its Acquiring Series Shares to FHIT on a share deposit receipt registered in the name of FHIT. FHIT shall distribute in liquidation the Acquiring Series Shares received by it hereunder PRO RATA to its shareholders by redelivering such share deposit receipt to

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         NIF III's transfer agent, which will as soon as practicable make such modifications to the accounts for each former FHIT shareholder as may be necessary and appropriate.

                  (e) The Acquiring Series shall assume all liabilities of FHIT, whether accrued or contingent, described in subsection l(c) hereof in connection with the acquisition of assets and subsequent dissolution of FHIT or otherwise, except that recourse for assumed liabilities relating to an Acquired Series shall be limited to the corresponding Acquiring Series.

5. EXPENSES, FEES. ETC. Except as set forth below, each of FHIT and NIF III shall be responsible for its respective fees and expenses of the Reorganization; NIF III will be responsible for its organization costs; and FHIT will be responsible for proxy solicitation and other costs associated with the special meeting. Notwithstanding the foregoing, Nationwide Advisory Services, Inc., investment adviser of FHIT and NIF III, will be responsible for 50% of FHIT's and NIF III's fees and expenses of the Reorganization and 50% of FHIT's proxy solicitation and other costs associated with the special meeting.

6. EXCHANGE DATE. Delivery of the assets of FHIT to be transferred, assumption of the liabilities of FHIT to be assumed, and the delivery of Acquiring Series Shares to be issued shall be made at the offices of FHIT, at 9:00 A.M. on March 1, 1998, or at such other time, date, and location agreed to by FHIT and NIF III, the date and time upon which such delivery is to take place being referred to herein as the "Exchange Date."

7.       SPECIAL MEETING OF SHAREHOLDERS; DISSOLUTION

                  (a) FHIT agrees to call a special meeting of its shareholders as soon as is practicable for the purpose of considering the transfer of all of the assets of FHIT to, and the assumption of all of the liabilities of FHIT by, the Acquiring Series as herein provided, authorizing and approving this Agreement, and authorizing and approving the liquidation and dissolution of FHIT, and it shall be a condition to the obligations of each of the parties hereto that the holders of shares of beneficial interest, par value $1.00 per share, of FHIT shall have approved this Agreement, and the transactions contemplated herein, including the liquidation and dissolution of FHIT, in the manner required by law and FHIT's Amended Declaration of Trust at such a meeting on or before the Valuation Time.


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                  (b) FHIT agrees that the liquidation and dissolution of FHIT will be effected in the manner provided in FHIT's Amended Declaration of Trust and in accordance with applicable law, and that it will not make any distribution of any Acquiring Series Shares to the shareholders of FHIT without first paying or adequately providing for the payment of all of FHIT's known debts, obligations and liabilities.

                  (c) Each of FHIT and NIF III will cooperate with the other, and each will furnish to the other the information relating to itself required by the 1934 Act and 1940 Act and the rules and regulations thereunder to be set forth in the N- 14 Registration Statement, including the N-14 Prospectus and N-14 Proxy Statement included therein.

8. CONDITIONS OF FHIT'S OBLIGATIONS. The obligations of FHIT hereunder shall be subject to the following conditions:

                  (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of FHIT, shall have been approved by the trustees and shareholders of FHIT in the manner required by law.

                  (b) NIF III shall have executed and delivered to FHIT an Assumption of Liabilities dated as of the Exchange Date pursuant to which the Acquiring Series will assume all of the liabilities, expenses, costs, charges and reserves of FHIT, contingent or otherwise, including liabilities existing at the Valuation Time and described in
         Section 1(c) hereof in connection with the transactions contemplated by this Agreement; provided that recourse for assumed liabilities relating to an Acquired Series shall be limited to the corresponding Acquiring Series.

                  (c) As of the Valuation Time and as of the Exchange Date, all representations and warranties of NIF III made in this Agreement are true and correct in all material respects as if made at and as of such dates, NIF III and the Acquiring Series have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied at or prior to each of such dates, and NIF III shall have furnished to FHIT a statement, dated the Exchange Date, signed by NIF III's Chairman and Treasurer (or other financial officer) certifying those facts as of such dates.

                  (d) There shall not be any material litigation pending or overtly threatened with respect to the matters contemplated by this Agreement.


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                  (e) FHIT shall have received an opinion of Druen, Dietrich,
         Reynolds & Koogler in form reasonably satisfactory to FHIT, and dated the Exchange Date, to the effect that (i) NIF III is a business trust validly existing under the laws of the State of Ohio, (ii) the Acquiring Series Shares to be delivered to FHIT as provided for by this Agreement are duly authorized and upon such delivery will be validly issued and will be fully paid and nonassessable by NIF III and no shareholder of NIF III has any preemptive right to subscription or purchase in respect thereof, (iii) this Agreement has been duly authorized, executed and delivered by NIF III, and assuming due authorization, execution and delivery of this Agreement by FHIT, is a valid and binding obligation of NIF III, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iv) the execution and delivery of this Agreement did not, and the consummation of the transactions contemplated hereby will not, violate NIF III's Declaration of Trust or its By-Laws or any provision of any agreement known to such counsel to which NIF III or the Acquiring Series is a party or by which it is bound, (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by NIF III or the Acquiring Series of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws or as may be required under state laws applicable to business trusts. In rendering such opinion Druen, Dietrich, Reynolds & Koogler may rely on certain reasonable assumptions and certifications of fact received from NIF III and its officers.

                  (f) FHIT shall have received an opinion of Baker & Hostetler LLP addressed to FHIT, NIF III and each Acquiring Series and in a form reasonably satisfactory to FHIT dated the Exchange Date, with respect to the matters specified in Section 9(e) of this Agreement. In rendering such opinion Baker & Hostetler LLP may rely on certain reasonable assumptions and certifications of fact received from NIF III, FHIT and certain of its shareholders.

                  (g) All necessary proceedings taken by NIF III in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to FHIT, Druen, Dietrich, Reynolds & Koogler and Baker & Hostetler LLP.

                  (h) The N-14 Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of FHIT,

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         contemplated by the Commission or any state regulatory authority.

                  (i) NIF III and FHIT shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to NIF III and FHIT, exempting the Reorganization from the provisions of Section 17(a) of the 1940 Act.

                  (j) The Agreement and Plan of Reorganization dated as of November 24, 1997 between Nationwide Investing Foundation, a Michigan business trust ("NIF"), and NIF III, shall have been approved by the shareholders of NIF as required by law and all other conditions in such agreement shall have been satisfied as of the Exchange Date.

9. CONDITIONS OF NIF III'S OBLIGATIONS. The obligations of NIF III and the Acquiring Series hereunder shall be subject to the following conditions:

                  (a) This Agreement shall have been authorized and the transactions contemplated hereby, including the liquidation and dissolution of FHIT, shall have been approved by the trustees and shareholders of FHIT in the manner required by law.

                  (b) As of the Valuation Time and as of the Exchange Date, all representations and warranties of FHIT made in this Agreement are true and correct in all material respects as if made at and as of such dates, FHIT has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each of such dates, and FHIT shall have furnished to NIF III a statement, dated the Exchange Date, signed by FHIT's Chairman and Treasurer (or other financial officer) certifying those facts as of such dates.

                  (c) There shall not be any material litigation pending or overtly threatened with respect to the matters contemplated by this Agreement.

                  (d) NIF III shall have received an opinion of Druen, Dietrich, Reynolds & Koogler, in form reasonably satisfactory to NIF III and dated the Exchange Date, to the effect that (i) FHIT is a business trust validly existing under the laws of the Commonwealth of Massachusetts, (ii) this Agreement has been duly authorized, executed and delivered by FHIT and, assuming due authorization, execution and delivery of this Agreement by NIF III, is a valid and binding obligation of FHIT, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles, (iii) FHIT has power to assign, convey, transfer and deliver the Investments and other assets contemplated hereby and, upon consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, FHIT will have duly assigned, conveyed, transferred and delivered such Investments and other assets to NIF III, (iv) the execution and delivery of this Agreement did not and the consummation of the transactions contemplated hereby will not, violate FHIT's Amended Declaration of Trust or its Amended Bylaws, as amended, or any provision of any agreement known to such counsel to which FHIT is a party or by which it is bound, and (v) to the knowledge of such counsel no consent, approval, authorization or order of any court or governmental authority is required for the consummation by FHIT of the transactions contemplated herein, except such as have been obtained under the 1933 Act, 1934 Act and 1940 Act and such as may be required under state securities or blue sky laws or state laws applicable to business trusts. In rendering such opinion, Druen, Dietrich, Reynolds & Koogler may rely upon certain reasonable and customary assumptions and certifications of fact received from FHIT and its officers.

                  (e) NIF III shall have received an opinion of Baker & Hostetler LLP, addressed to NIF III, each Acquiring Series and FHIT, in form reasonably satisfactory to NIF III and dated the Exchange Date, to the effect that for Federal income tax purposes (i) the transfer of all or substantially all of Acquired Series' assets in exchange for the Acquiring Series Shares followed by the distribution of the Acquiring Series Shares to the shareholders of the Acquired Series and the assumption by the Acquiring Series of the liabilities of Acquired Series will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and each of the Acquiring Series and Acquired Series is a "party to a reorganization" within the meaning of Section 368(b) of the Code; (ii) no gain or loss will be recognized by Acquired Series upon the transfer of the assets of the Acquired Series in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of Acquired Series or upon the distribution of Acquiring Series Shares by Acquired Series to its shareholders in liquidation; (iii) no gain or loss will be recognized by the shareholders of Acquired Series upon the exchange of their shares for Acquiring Series Shares, (iv) the basis of the Acquiring Series Shares an Acquired Series shareholder receives in connection with the Reorganization will be the same as the basis of his or her shares exchanged therefor; (v) an Acquired Series shareholder's holding period for his or her Acquiring Series Shares will be determined by including the period for which he or she held Acquired Series Shares exchanged therefor, provided that he or she held such Shares as capital assets; (vi) no gain or loss will be recognized by the Acquiring Series upon the receipt of the assets of the corresponding

         Acquired Series in exchange for Acquiring Series Shares and the assumption by the Acquiring Series of the liabilities of the corresponding Acquired Series; (vii) the basis in the hands of the Acquiring Series of the assets of the corresponding Acquired Series transferred to the Acquiring Series will be the same as the basis of the assets in the hands of the corresponding Acquired Series immediately prior to the transfer; and (viii) the Acquiring Series' holding periods of the assets of the corresponding Acquired Series will include the period for which such assets of the corresponding Acquired Series were held by the corresponding Acquired Series. In rendering such opinion, Baker & Hostetler LLP may rely upon certain reasonable and customary assumptions and certifications of fact received from NIF III, FHIT, and certain of its shareholders.

                  (f) The N-14 Registration Statement shall have become effective under the 1933 Act and applicable Blue Sky provisions, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of NIF III, contemplated by the Commission or any state regulatory authority.

                  (g) All necessary proceedings taken by FHIT in connection with the transactions contemplated by this Agreement and all documents incidental thereto reasonably shall be satisfactory in form and substance to NIF III, Druen Dietrich, Reynolds & Koogler and Baker & Hostetler LLP.

                  (h) Prior to the Exchange Date, each Acquired Series shall have declared a dividend or dividends which, together with all previous such dividends, shall have the effect of distributing to its shareholders all of its investment company taxable income for its taxable year ended October 31, 1997 and the short taxable year beginning on November 1, 1997 and ending on the Valuation Time (computed without regard to any deduction for dividends paid), and all of its net capital gain realized in its taxable year ended October 31, 1997 and the short taxable year beginning November 1, 1997 and ending on the Valuation Time (after reduction for any capital loss carryover).

                  (i) FHIT shall have duly executed and delivered to NIF III a bill of sale, assignment, certificate and other instruments of transfer ("Transfer Documents") as NIF III may deem necessary or desirable to transfer all of FHIT's entire right, title and interest in and to the Investments and all other assets of FHIT to the Acquiring Series.

                  (j) NIF III and FHIT shall have received from the Commission, if necessary, a written order of exemption, satisfactory in form and substance to NIF III and FHIT, exempting the Reorganization from the provisions of Section
         17(a) of the 1940 Act.

                  (k) The Agreement and Plan of Reorganization dated as of November 24, 1997 between Nationwide Investing Foundation, a Michigan business trust ("NIF"), and NIF III, shall have been approved by the shareholders of NIF as required by law and all other conditions in such agreement shall have been satisfied as of the Exchange Date.

10. TERMINATION. NIF III and FHIT may, by mutual consent of their respective trustees, terminate this Agreement, and NIF III or FHIT, after consultation with counsel and by consent of their respective trustees or an officer authorized by such trustees may, subject to Section 11 of this Agreement, waive any condition to their respective obligations hereunder.

11. SOLE AGREEMENT; GOVERNING LAW; AMENDMENTS. This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter and shall be construed in accordance with and governed by the laws of the State of Ohio.

         This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officer of NIF III and FHIT; provided, however, that following the special meeting of FHIT's shareholders called by FHIT pursuant to Section 7 of this Agreement, no such amendment may have the effect of altering or changing the amount or kind of shares received by FHIT, or altering or changing to any material extent the amount or kind of liabilities assumed by NIF III and the Acquiring Series, or altering or changing any other terms and conditions of the Reorganization if any of the alterations or changes, alone or in the aggregate, would materially adversely affect FHIT's shareholders without their further approval.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

                                         FINANCIAL HORIZONS INVESTMENT TRUST


                                         By /s/ James F. Laird, Jr.
                                            -----------------------



                                         NATIONWIDE INVESTING FOUNDATION III


                                         By /s/ Christopher A. Cray
                                            -----------------------